                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           ERGO SCIENCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            ERGO SCIENCE CORPORATION

                               NORTH ANDOVER MILLS
                                 43 HIGH STREET
                             NORTH ANDOVER, MA 01845

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 14, 2000

To our Stockholders:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Ergo Science Corporation (the "COMPANY") on Wednesday, June 14, 2000 at 9:00 a.m., local time, at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts. The meeting will be held for the following purposes:

         (1) To elect two directors as Class II directors of the Company to serve for three-year terms ending at the Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified or their earlier resignation or removal; and

         (2) To transact any other business that may properly come before the meeting.

         This notice is accompanied by a form of proxy, a Proxy Statement, and the Company's 1999 Annual Report on Form 10-K. These items of business are more fully described in the Proxy Statement.

         The close of business on May 1, 2000 has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days before the meeting at the Company's offices at 43 High Street, North Andover, MA and at the Annual Meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE MEETING. A return envelope is enclosed for that purpose. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting, and you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held in the name of a broker, bank, or other nominee and you wish to attend and vote at the Annual Meeting, you must obtain a proxy issued in your name from that broker, bank or other nominee.

                                           By Order of the Board of Directors,

                                           /s/  David R. Burt
                                           -------------------------------------
                                           David R. Burt
                                           President and Chief Executive Officer


North Andover, Massachusetts
May 10, 2000

                            ERGO SCIENCE CORPORATION

                               NORTH ANDOVER MILLS
                                 43 HIGH STREET
                             NORTH ANDOVER, MA 01845

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

         The Board of Directors of Ergo Science Corporation (the "COMPANY") requests your Proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, June 14, 2000 at 9:00 a.m., local time, at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting, including any adjournments of the meeting. This Proxy Statement and Proxy were first mailed or given to stockholders of the Company on or about May 11, 2000.

         If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) written notice of revocation to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                                VOTING AND QUORUM

         The only outstanding voting security of the Company is its common stock, par value $.01 per share ("COMMON STOCK"). On May 1, 2000, the record date for the Annual Meeting, there were 14,299,217 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

         Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

         Proxies in the accompanying form that are properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposals: FOR the election of the people named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The people named in the accompanying Proxy may also, at their discretion, vote the Proxy to adjourn the Annual Meeting.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         The members of the Company's Board of Directors are divided into three classes serving staggered three-year terms. The terms of the Class II directors expire at this Annual Meeting. Two directors are to be elected as Class II directors at this Annual Meeting.

         The Board of Directors has designated Thomas F. McWilliams and David L. Castaldi as nominees for re-election as Class II directors of the Company at the Annual Meeting. If elected, the nominees for Class II directors will serve until the expiration of their terms at the 2003 Annual Meeting of stockholders and until their successors are elected and qualified. The nominees are currently directors of the Company. For information about the nominees, see "Directors and Executive Officers."

         The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors or the number of the Company's directors will be so reduced.

         The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.


                        DIRECTORS AND EXECUTIVE OFFICERS


         The following table provides information concerning directors and executive officers of the Company:

             NAME                 AGE              POSITION

David R. Burt.................     36        President, Chief Executive Officer,
                                             Secretary, and Director

David L. Castaldi.............     60        Director

Anthony H. Cincotta, Ph.D.....     42        Director

Thomas F. McWilliams(1).......     57        Director

Stephen P. Smiley(1)..........     51        Director

------------------------

(1) Member of the Audit Committee, Compensation Committee and Nominating Committee.


     The Company's executive officers hold office at the pleasure of the Board of Directors. The Board of Directors is divided into three classes. Directors in each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Thomas F. McWilliams and David L. Castaldi are Class II directors whose terms of office expire at this Annual Meeting of Stockholders; Anthony H. Cincotta, Ph.D. and David R. Burt are Class III directors whose terms of office expire at the annual meeting of stockholders in 2001. Stephen P. Smiley is a Class I director whose term of office expires at the annual meeting of stockholders in 2002. Ray L. Hunt resigned as a director in 1999. The Board of Directors has decided not to nominate an additional Class II director, and the number of directors will be so reduced. The Board of Directors also decided not to nominate an additional Class I director when Ronald H. Abrahams, Ph.D. resigned from the board in 1999.

         Executive officers are generally elected annually by the Board of Directors to serve at the discretion of the Board of Directors. A brief biography of each director and executive officer follows.

         DAVID R. BURT joined the Company as Vice President, Corporate Development, in March 1993. He was appointed Secretary of the Company in March 1997. In March 1999, Mr. Burt was appointed as a director of the Company. He was appointed President and Chief Executive Officer of the Company on March 26, 1999. From 1990 until 1993, Mr. Burt practiced corporate and securities law at Johnson & Gibbs, P.C., a law firm in Dallas, Texas. Mr. Burt's practice involved representing issuers and underwriters in financing transactions in a variety of high technology industries. Mr. Burt received a B.A. in government from Dartmouth College and a J.D. from the University of Maryland Law School. Before attending law school, Mr. Burt worked on the staff of United States Senator Paul
S. Sarbanes.

         DAVID L. CASTALDI became a director of the Company in September 1996. He was the co-founder, President and CEO of BioSurface Technology, Inc., a company that developed living tissue therapies, from 1987 until its acquisition by Genzyme in 1994. From 1977 to 1987, Mr. Castaldi was the President of the Hyland Therapeutics Division of Baxter International, Inc., a worldwide manufacturer of protein-based pharmaceuticals made from human blood plasma, prior to which he served as Executive Vice President of Baxter's Artificial Organs Division. Since 1994, Mr. Castaldi has been a consultant to the Life Sciences Industry, which has included serving as Chairman of the Board and CEO of Biolink Corporation, a medical device company, from 1996-98 and as Chairman of the Board and co-founder, since 1996, and CEO from 1998-1999, of Cadent Medical Corporation, a privately held medical device company. He is also a director of Nabi, a publicly-held biopharmaceutical company. Mr. Castaldi received his M.B.A from Harvard University and his B.B.A. from the University of Notre Dame. He also served as an officer in the U.S. Army.

         ANTHONY H. CINCOTTA, PH.D., is a co-founder of the Company and was Executive Vice President of the Company from March 1997 until November 1999 after serving as a Senior Vice President since June 1996. Dr. Cincotta was Chief Scientific Officer from June 1996 until his resignation in November 1999. Dr. Cincotta has been a director since 1990 and after resigning as an officer became a consultant in 1999. From January 1990 to June 1996, Dr. Cincotta was Director of Research of the Company. From 1989 through July 1995 he was an instructor at the Harvard Medical School and an Assistant Instructor in Biochemistry at Massachusetts General Hospital. From 1987 to 1989 he was an Adjunct Assistant Professor of Zoology and Physiology at Louisiana State University ("LSU"), a Research Assistant Professor of Zoology and Physiology at LSU, and a research consultant at the Rowland Institute of Science, Inc. Dr. Cincotta received his B.S. in biochemistry and molecular biology from the University of California at Santa Barbara and his M.S. and Ph.D. degrees in physiology from LSU. He is the author of more than 40 publications regarding temporal neuroendocrine organization of metabolism.

         THOMAS F. MCWILLIAMS became a director of the Company during September 1992 in connection with the purchase of the Company's convertible securities by Citicorp Venture Capital Ltd. ("CVC"). Mr. McWilliams is Managing Director of CVC, where he has been employed since 1983. He is a director of Chase Industries, Inc. and a number of privately owned companies. Mr. McWilliams received his A.B. from Brown University and his M.B.A. from the Wharton School, University of Pennsylvania.

         STEPHEN P. SMILEY became a director of the Company in October 1996. He is President of Hunt Financial Corporation, a private investment company located in Dallas, Texas. From 1991 until joining Hunt Financial in 1996, he was a co-founder and President of Cypress Capital Corporation, a private investment firm specializing in growth financings and buyouts. Prior to 1991, Mr. Smiley was involved in venture capital and leveraged buyout activities of Citicorp in New York and Dallas, Texas for 15 years. Mr. Smiley is a director of several private companies and one other public company, Dynamex, Inc. Mr. Smiley received a B.A. from the University of Virginia and an M.B.A. in Finance from the College of William and Mary.

                      MEETINGS AND COMMITTEES OF DIRECTORS

         The Board of Directors held six meetings during 1999. Other than Mr. Hunt, no director attended fewer than 75% of those meetings and of meetings of the committees of the Board of Directors on which he served.

         The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

         The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company's independent public accountants. During 1999, the members of the Audit Committee were Thomas F. McWilliams and Stephen P. Smiley. The Audit Committee met twice during 1999.

         The Compensation Committee determines salaries and incentive compensation for officers of the Company. In addition, the Board of Directors has designated the Compensation Committee as the administrator of the Company's Amended and Restated 1995 Long-Term Incentive Plan (the "INCENTIVE PLAN"). During 1999 the members of the Compensation Committee were Thomas F. McWilliams and Stephen P. Smiley. The Compensation Committee met once during 1999.

         The Nominating Committee identifies and recruits candidates to serve as directors of the Company for recommendation to the full Board of Directors. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Stockholders who wish to suggest qualified candidates may write to the Secretary of the Company at the address on the first page of this Proxy Statement, stating in detail the qualifications of the persons they recommend. The Nominating Committee was established in February 1996. Its members during 1999 were Thomas F. McWilliams and Stephen P. Smiley. The Nominating Committee met once in 1999.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

         Directors of the Company do not receive cash compensation for their services as directors. The Company reimburses them for the expenses incurred in attending meetings of the Board of Directors and its committees.

         In June 1996, Ergo's shareholders approved a Stock Option Plan for Non-Employee Directors (the "Director Stock Plan"). The Director Stock Plan provides for an initial grant of a stock option for 10,000 shares of Common Stock to each non-employee director upon first being elected or appointed to serve on the Board of Directors. Mr. McWilliams who was serving as a non-employee director when the Director Stock Plan was approved was granted a stock option for 10,000 shares of Common Stock with a deemed grant date of May 15, 1996. In addition, each non-employee director appointed by the Board of Directors after June 1996 was granted an initial stock option for 10,000 shares of Common Stock with a grant date as of the date of such director's appointment to the board as follows: David L. Castaldi, September 12, 1996 and Stephen P. Smiley, October 25, 1996. On the second anniversary of their initial grant date, each of these non-employee directors was granted a second nonqualified stock option for 10,000 shares of Common Stock.

         The total number of shares of Common Stock authorized for issuance under the Director Stock Plan is 200,000 of which 60,000 have been granted as of May 1, 2000. Each option under the Director Stock Plan has an exercise price equal to the fair market value of the Common Stock on the grant date. These options will become exercisable in equal increments on the first and second anniversary of their date of grant and will expire ten years after the grant date if not exercised. If a change in control of the Company occurs, all stock options granted under the Director Stock Plan will become fully exercisable.

EXECUTIVE COMPENSATION

         The following table summarizes the 1999, 1998 and 1997 compensation paid to or earned by all persons serving in the capacity of the Company's Chief Executive Officer during 1999 and the Company's most highly compensated executive officers other than the Chief Executive Officer during 1999 (the "Named Executive Officers").


                                   SUMMARY COMPENSATION TABLE
                                                                                            LONG TERM
                                                                                           COMPENSATION           ALL OTHER
                                                     ANNUAL COMPENSATION                       AWARDS             COMPENSATION ($)
                                   -----------------------------------------------------    -------------       ----------------
                                                                                             SECURITIES
        NAME AND PRINCIPAL                                               OTHER ANNUAL        UNDERLYING
        POSITIONS IN 1999          YEAR      SALARY ($)   BONUS ($) (1)   COMPENSATION ($)   OPTIONS (#)
        -----------------          ----      ---------    ------------    ---------------    -----------
David R. Burt..................    1999      200,000        37,500             --                 --                  --
  President and Chief Executive    1998      150,000        30,000             --               55,000                --
    Officer                        1997      110,000        33,000             --               30,000                --

Ronald H. Abrahams (2).........    1999       66,635(3)       --               --                 --                  --
  Former President and Chief       1998      262,500          --               --                 --                  --
    Executive Officer              1997      250,000        93,750             --              100,000                --

Anthony H. Cincotta(4).........    1999      196,375(5)       --               --                 --                  --
  Former Senior Vice President     1998      236,250          --               --                 --                4,450(6)
    and Chief Scientifc Officer    1997      225,000        67,500             --              150,000              4,450(6)


--------------------------------

(1) 1999 bonuses were expensed and paid in 2000; 1998 bonuses were expensed and paid in 1998; and 1997 bonuses were expensed in 1997 and paid in 1998.

(2) Dr. Abrahams resigned from the Company and the Board of Directors on March 26, 1999.

(3) Reflects salary earned from January 1, 1999 until March 26, 1999, the date of Dr. Abraham's resignation from the Company.

(4)  Dr. Cincotta resigned from the Company on November 9, 1999.

(5) Reflects salary earned from January 1, 1999 until November 9, 1999, the date of Dr. Cincotta's resignation from the Company.

(6)  Reflects the value of term life and disability insurance premiums.


OPTION GRANTS IN 1999

         During 1999, the Company did not grant any stock options.

OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table provides information about the number of shares issued upon option exercises by the Named Executive Officers during 1999, and the value realized by the Named Executive Officers. The table also provides information about the number and value of options held by the Named Executive Officers at December 31, 1999.


            AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED               IN-THE-MONEY
                                              SHARES                       OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($)(1)
                                           ACQUIRED ON      VALUE        --------------------------      -------------------------
          NAME                             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
          ----                           -------------  -------------    --------------------------      -------------------------
David R. Burt.........................         --            --                90,500        65,000        $3,120          --

Ronald H. Abrahams (2)................         --            --               224,750        75,000       $11,603          --

Anthony H. Cincotta...................         --            --               269,725       269,725       $29,250          --

(1) Option values are based on the difference between the exercise price per share of the option and $1.19 per share, which was the closing price of the Common Stock on the Nasdaq National Market on December 31, 1999, multiplied by the number of shares of Common Stock subject to the option.

(2) Dr. Abrahams resigned from the Company and the Board of Directors on March 26, 1999.


EMPLOYMENT CONTRACTS

         The Named Executive Officer is an employee-at-will as the Company did not renew the employment agreement with its Named Executive Officer in October 1998. The current base salary amount is $200,000 to Mr. Burt. The Compensation Committee may increase the base amounts at its discretion.

         Dr. Abrahams resigned from the Company on March 26, 1999. As severance, Dr. Abrahams received from the Company a payment of $294,330. The Company also agreed to vest 25,000 shares of options that would not have vested until April 29, 1999.

         Dr. Cincotta, who resigned as an officer and became a consultant in 1999, is paid on an hourly basis, as needed.


DIRECTOR AND OFFICER INDEMNIFICATION

         The Company has entered into indemnification agreements with each of its directors and executive officers, agreeing to indemnify the director or officer to the fullest extent permitted by law, and to advance expenses, if the director or officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding (a "Claim") by reason of any occurrence related to the fact that the person is or was a director, officer, employee, agent or fiduciary of the Company or a subsidiary of the Company or another entity at the Company's request (an "Indemnifiable Event"), unless a reviewing party (either outside counsel or a committee appointed by the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs, and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any Claim relating to an Indemnifiable Event. The reviewing party will determine the amount deposited in the trust. An indemnitee's rights under the indemnification agreement are not exclusive of any other rights under the Company's Certificate of Incorporation or Bylaws or applicable law.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE EXECUTIVE COMPENSATION PROGRAM

         The Company's compensation program is designed to help increase the value of the Company for its shareholders.

         CASH COMPENSATION. Cash compensation set forth in the Summary Compensation Table consists of a base salary and an annual bonus. The base salaries are consistent with other companies at a stage of development comparable to that of the Company. The Compensation Committee determines an executive's competitive level of compensation based on information from a variety of sources, including proxy statements of other companies and special surveys. The Compensation Committee believes it is crucial to provide salaries within a competitive market range to attract and retain highly talented executives. The specific competitive markets considered depend on the nature and level of the executive position in question and the labor markets from which qualified individuals would be recruited. Annual salary increases for the Company's executive may be given based on general levels of market salary increase, individual performance and the Company's overall financial results without any specific weighting among these factors. Any base salary increases are expected to be consistent with the Company's philosophy of pay-for-performance.

         An executive of the Company may also be awarded a cash bonus as a percentage of base pay within a pre-determined range established by the Board of Directors. Within that range, an executive's cash bonus will be determined by the Board of Directors in proportion to the extent to which the performance objectives established by the Board of Directors for that executive are met or exceeded. These objectives typically focus on results of the Company's operations and accomplishments.

         INCENTIVE PLAN. Equity based incentive compensation may be awarded under the Company's Incentive Plan to the Company's executives. The Incentive Plan allows grants of stock options, SARs and restricted stock awards. To date, only stock options have been awarded under the Incentive Plan. The Compensation Committee believes that providing equity based compensation to executives can be critical in attracting and retaining qualified individuals and in bringing out their superior performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         As previously described, the Company structures the pay for all executives, including the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. In March 1999, David R. Burt, formerly the Company's Vice President, Corporate Development, was elected President and Chief Executive Officer. Specific actions taken by the Compensation Committee regarding the compensation of Mr. Burt are summarized below:

         BASE SALARY. Concurrent with Mr. Burt's duties of the Company's President and Chief Executive Officer, Mr. Burt's annual base salary is $200,000.

         BONUS. Mr. Burt received a cash bonus for fiscal year 1999 in the amount of $37,500.

         INCENTIVE STOCK PLAN. Mr. Burt was not granted in 1999 options to purchase shares of the Company's stock. Mr. Burt has 98,000 vested exercisable stock options.

         In September 1996, Ronald H. Abrahams, Ph.D., formerly the Company's Executive Vice President and Chief Operating Officer, was elected President and Acting Chief Executive Officer. The Board of Directors subsequently appointed Dr. Abrahams as Chief Executive Officer in March 1997. Dr. Abrahams resigned from his positions of Chief Executive Officer and President, as well as from his position on the board of directors, on March 26, 1999. Specific actions taken by the Compensation Committee regarding the compensation of Dr. Abrahams during 1999 are summarized below.

         BASE SALARY. Concurrent with Dr. Abrahams' duties of the Company's President and Chief Executive Officer through March 26, 1999, Dr. Abrahams' was paid $66,635.

         BONUS. Dr. Abrahams did not receive a cash bonus for fiscal year 1999.

         INCENTIVE STOCK PLAN. Dr. Abrahams was not granted in 1999 options to purchase shares of the Company's stock.

         Dr. Abrahams resigned from the Company on March 26, 1999. As severance, Dr. Abrahams received from the Company a payment of $294,330. The Company also agreed to vest 25,000 shares of options that would not have vested until April 29, 1999.


                             COMPENSATION COMMITTEE

                                Stephen P. Smiley
                         Thomas F. McWilliams, Chairman

                                PERFORMANCE GRAPH

         The Performance Graph compares the cumulative total return of the Company, the NASDAQ Stock Market (U.S. Companies) and NASDAQ Pharmaceutical Stocks. The graph assumes that $100 was invested in the stock or the index on December 14, 1995, the date of the Company's initial inclusion on the Nasdaq National Market, and also assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                            ERGO SCIENCE CORPORATION
                            COMPARATIVE TOTAL RETURNS
                   DECEMBER 14, 1995 THROUGH DECEMBER 31, 1999



                  [GRAPHIC REPRESENTATION OF PERFORMANCE CHART]


                       December 14,     December 31,     December 31,      December 31,     December 31,     December 31,
                           1995             1995             1996              1997             1998             1999
                       ------------     ------------     ------------      ------------     ------------     -------------
Ergo Science
Corporation(1)             $100             $143             $131              $153              $10             $10

NASDAQ Stock Market
                           $100             $101             $125              $153             $215             $389

NASDAQ
Pharmaceutical             $100             $115             $115              $119             $153             $285


(1) Based upon a stock price of $10.00 per share, the closing per share price of the Common Stock on the day of the initial public offering.

         As of May 1, 2000, the closing price of the Company's Common Stock on the Nasdaq National Market was $1.28 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of April 25, 2000, by (i) each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.


                                                                     SHARES          PERCENTAGE
                                                                   BENEFICIALLY      BENEFICIALLY
                          BENEFICIAL OWNER                           OWNED(1)         OWNED(1)
                          ----------------                         ------------      ------------
Hunt Financial.......................................................1,533,318          10.72%
    1445 Ross at Field
    Dallas, Texas 75202

Citicorp Venture Capital Ltd. (2)....................................1,678,910          11.74%
    399 Park Avenue
    New York, New York 10043

Anthony H. Cincotta (3)..............................................1,014,622          7.10%

David R. Burt (4) ......................................................98,255             *

David L. Castaldi (5) ..................................................15,000             *

Thomas F. McWilliams (6) ...............................................20,000             *

Stephen P. Smiley (7) ..................................................15,100             *

All executive officers and directors as a group (5 persons) .........1,162,977          8.05%

------------------------------------

*    Represents less than 1% of outstanding Common Stock or voting power.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or disposition power with respect to securities including stock options vesting by June 26, 2000.

(2) Excludes shares of Common Stock beneficially owned by the employees of Citicorp Venture Capital Ltd. ("CVC") and Citi Growth Fund, L.P., including shares owned by Mr. McWilliams, as to which CVC and Citi Growth Fund, L.P. disclaim beneficial ownership. CVC and Citi Growth Fund, L.P. are affiliates, but each disclaims beneficial ownership of the shares held by the other.

(3) Includes 269,725 shares of Common Stock subject to exercisable stock options and 146,078 shares held in a trust for the benefit of the children of Manuel Cincotta, Jr., for which Dr. Anthony Cincotta serves as co-trustee.

(4) Includes 98,000 shares of Common Stock subject to exercisable stock options and 100 shares of Common Stock owned by Mr. Burt's daughter.

(5)  Common Stock subject to exercisable stock options.

(6) Common Stock subject to exercisable stock options. Excludes shares owned by CVC, Citi Growth Fund, L.P., and other employees of CVC, as to which Mr. McWilliams disclaims beneficial ownership.

(7) Includes 15,000 shares of Common Stock subject to exercisable stock options.

                              CERTAIN TRANSACTIONS

         Ergo granted demand and piggyback registration rights with respect to the Common Stock issued upon conversion of the Series A, Series B, and Series C Preferred Stock or issued in payment of loans at the closing of the initial public offering to purchasers of Preferred Stock and to the following lenders:
Citicorp Venture Capital, Ltd. ("CVC"); Citi Growth Fund L.P.; CVC employees (including Mr. McWilliams); Hunt Financial Corporation; and Lafayette Investment Company.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Stephen P. Smiley and Thomas F. McWilliams. Neither of these members is or has been an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities file with the Securities and Exchange Commission initial reports of ownership and reports of any changes in ownership of common stock and other equity securities of the Company. Based on the Company's review of forms furnished to the Company and written representations from reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors, and 10% beneficial owners were complied with during 1999.


                             ADDITIONAL INFORMATION

SOLICITATION

         This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.


STOCKHOLDER PROPOSALS

         To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2001, the Company must receive stockholder proposals no later than January 11, 2001. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than sixty days before the annual meeting or (if later) ten days after the first public notice of the meeting. All stockholder proposals should be marked for the attention of Secretary, Ergo Science Corporation, 43 High Street, North Andover, MA 01845.


CHANGE IN INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers L.L.P. as the Company's independent accountants for 2000. Coopers and Lybrand L.L.P. had been the Company's independent accountants since August 1995. In 1998, Coopers & Lybrand L.L.P. became PricewaterhouseCoopers L.L.P. The selection of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for 1999 was approved by the Board of Directors. The Company expects that representatives of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire to do so. The Board of Directors may terminate the appointment of PricewaterhouseCoopers L.L.P. as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.


ANNUAL REPORT

         The Company's annual report on Form 10-K to stockholders for the year ended December 31, 1999, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE UPON REQUEST BY CONTACTING THE COMPANY'S INVESTOR RELATIONS DEPARTMENT, ERGO SCIENCE CORPORATION, 43 HIGH STREET, NORTH ANDOVER, MA 01845, ATTN: LISA DESCENZA, OR BY CALLING 978-974-9474 X226.




                                           By Order of the Board of Directors,


                                           /s/  David R. Burt
                                           -----------------------------------
                                           David R. Burt
                                           President and Chief Executive Officer


North Andover, Massachusetts
May 1, 2000

                                  DETACH HERE



                                     PROXY

                           ERGO SCIENCE CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING, JUNE 14, 2000


     The undersigned hereby constitutes and appoints each of J. Richard Crowley and David R. Burt, his true and lawful agents and proxies with full power of substitution, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Ergo Science Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of Ergo Science Corporation, to be held at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts, on Wednesday, June 14, 2000, at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

    YOU ARE ENCOURAGED TO SPECIFY YOUR VOTE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION THAT IS FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

--------------                                                  --------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                             SIDE
--------------                                                  --------------

                           ERGO SCIENCE CORPORATION
                              THIS IS YOUR PROXY


Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of Ergo Science Corporation for the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on June 14, 2000 at the Andover Inn, 10 Chapel Avenue, Andover, Massachusetts.

Enclosed with this Proxy is a Proxy Statement containing important information about the issue that you are being asked to approve.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.





                                 DETACH HERE

       PLEASE MARK
/ X /  VOTES AS IN
       THIS EXAMPLE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZE THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS: To elect (01) David L.
   Castaldi and (02) Thomas F. McWilliams as
   Class II directors for a three year term ending at the Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified or their earlier resignation or removal.

       FOR                     WITHHELD
       THE    /  /       /  /  FROM THE
    NOMINEES                   NOMINEES


/ /
   --------------------------------------
   For all nominees except as noted above

                                          MARK HERE FOR ADDRESS CHANGE AND  / /
                                          NOTE AT LEFT


                                          Please sign exactly as your name
                                          appears on this card. Joint owners
                                          should each sign personally. If you
                                          are signing as a representative of
                                          the named stockholder (e.g. as a
                                          trustee, corporate officer or other
                                          agent on behalf of a trust,
                                          corporation or other entity) you
                                          should indicate your title or the
                                          capacity in which you sign.


Signature:                              Date:
          ----------------------------       -------------

Signature:                              Date:
          ----------------------------       -------------